Exhibit 99.1

Deep Medicine Acquisition Corp. Announces Appointment of a New Director

New York, NY, October 24, 2022 (GLOBE NEWSWIRE) – Deep Medicine Acquisition Corp. (Nasdaq: DMAQ) (the “Company”) announced today the appointment of Mr. John Chiang as a member to its board of directors, effective October 15, 2022.

Mr. Chiang has been serving as a member of the board of directors of Apollo Medical Holdings, Inc. since January 2019 and on the corporate advisory boards of Pasadena Private Lending, LLC since February 2019, Adept Urban since January 2021, and Calyx Peak Companies since February 2019. From January 2015 to January 2019, Mr. Chiang served as the California State Treasurer, where he oversaw financial transactions, investments and the sale of bonds. Prior to that, Mr. Chiang served as California State Controller from January 2007 to January 2015.

Humphrey Polanen, Chairman of the board of directors and the Company’s Chief Executive Officer, on behalf of the board of directors and management, said, “The DMAQ board of directors is delighted that John has chosen to contribute his expertise and wide ranging experience as a statewide elected official to our company. As a former State of California Controller and Treasurer, John Chiang has a unique background that will strengthen our board.”

About Deep Medicine Acquisition Corp.

DMAQ is a special purpose acquisition company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. DMAQ began trading on the Nasdaq in October 2021, and its common stock and rights are traded under the ticker symbols DMAQ and DMAQR, respectively.

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Humphrey Polanen, Chief Executive Officer

Deep Medicine Acquisition Corp.

595 Madison Avenue, 12th Floor

New York, NY 10017

ir@dmaq-spac.com

Telephone: (917) 289-2776